Exhibit 10.2

INTERMEC DEFERRED COMPENSATION PLAN

ACTION AND THIRD AMENDMENT

The undersigned authorized officers of Intermec, Inc. take the following actions and make the following amendments to the Intermec Deferred Compensation Plan, As Amended and Restated as of January 1, 2008 (“Plan”), effective immediately:

1.	Section 1.04 of the Plan shall be amended to reflect that the following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan, provided that coverage under the Plan for employees of such additional Employers shall commence January 1, 2012:

a.	Vocollect, Inc.

b.	Vocollect Healthcare Systems, Inc.

2.	For the avoidance of doubt and notwithstanding any provisions to the contrary, only the following types of compensation may be deferred under the Plan, subject to such additional limitations as are provided under the Plan:

a.	Base Pay

b.	Performance based annual bonuses

c.	Sales Commissions

In all other respects, the terms of the Plan shall remain in full force and effect.

The foregoing actions are hereby taken on this 9th day of June, 2011.

Intermec, Inc.

By	/s/ Jeanne Lyon
Jeanne Lyon Vice President, Human Resources

By	/s/ Robert Driessnack
Robert Driessnack Chief Financial Officer